SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) August 15, 1997.


                             HEALTH MANAGEMENT, INC.
               (Exact Name of Registrant as Specified in its Charter)


   Delaware                      0-18472                   75-2096632
(State or other              (Commission File        (I.R.S. Employer
jurisdiction of                   Number)           Identification No.)
incorporation)



1371-A Abbott Court, Buffalo Grove, Illinois         60089
(Address of principal executive offices)            (Zip Code)


                        (847) 913-2700
        (Registrant's telephone number, including area code)


                         Not Applicable
     (Former name, former address and former fiscal year, if changed since last report.)




Item 1.  Change of Control of Registrant.

     See Item 5 "Other Events" for information regarding a potential change of control of Health Management, Inc. (the "Company").

Item 5. Other Events.

     On August 15, 1997, Transworld HealthCare, Inc., a New York corporation and the Company's 49% stockholder and senior creditor ("Transworld"), entered into an agreement (the "Asset Purchase Agreement") with Counsel Corporation, a Canadian corporation ("Counsel") relating to the sale of all of the business and operations of the Company. Pursuant to the agreement, Counsel will purchase the assets of the Company for $40 million, subject to certain conditions, including satisfactory due diligence.

     While the Company is not a party to the Asset Purchase Agreement, the Company has agreed to allow Counsel to conduct due diligence and has agreed to refrain from pursuing other transactions until September 30, 1997 or such earlier date after September 3, 1997 as instructed by Transworld.

     Transworld and the Company are parties to a merger agreement pursuant to which a subsidiary of Transworld will be merged with and into the Company and the stockholders of the Company (other than affiliates of Transworld) will receive $0.30 per share of common stock of the Company (the "Merger"). As the Company previously announced, it is still not clear whether Transworld intends to consummate the Merger. If the Merger is not consummated and the transaction with Counsel proceeds as a purchase of assets, it is not clear what consideration, if any, would be paid to the Company's stockholders.

     Also on August 15, 1997, the Company announced that W. James Nicol entered into an agreement with the Company to step down as President and Chief Executive Officer of the Company, although he will continue to have an active role in the Company as a member of its Board of Director. James R. Mieszala, formerly the Company's Chief Operating Officer, has been named President and Chief Executive Officer.

     A copy of the press release issued by the Company in connection with the above-described matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number                Description

     10.1 Letter Agreement, dated August 13, 1997, between the Company and Counsel Corporation.

     99.1      Press release, dated August 15, 1997, issued by the Company.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HEALTH MANAGEMENT, INC.
                              (Registrant)




                               /s/ James R. Mieszala
                              Name:  James R. Mieszala
Date:  August 25, 1997             Its:  Chief Executive Officer and
                                    President



                                Index to Exhibits



Exhibit                                                         Sequential
Number                   Description                             Page No.

10.1 Letter Agreement, dated August 13, 1997, between the Company and Counsel Corporation.


99.1 Press release, dated August 15, 1997, issued by the Company. issued by the Registrant.